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                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                             CONTROL DEVICES, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, no par value (the "Shares"), of Control Devices, Inc., an Indiana corporation, are not immediately available or time will not permit all required documents to reach IBJ Whitehall Bank & Trust Company (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by telegram, facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                       IBJ Whitehall Bank & Trust Company

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                  BY MAIL:                          BY HAND AND OVERNIGHT DELIVERY:

     IBJ Whitehall Bank & Trust Company            IBJ Whitehall Bank & Trust Company
                P. O. Box 84                                One State Street
           Bowling Green Station                        New York, New York 10004
       New York, New York 10274-0084              Attn: Securities Processing Window,
 Attn: Reorganization Operations Department              Subcellar One, (SC-1)
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                           By Facsimile Transmission:
                                 (212) 858-2611
              To Confirm Receipt of Notice of Guaranteed Delivery:
                                 (212) 858-2103

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If the instructions to the Letter of Transmittal require a signature to be guaranteed by an "Eligible Institution," such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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    Ladies and Gentlemen:

    The undersigned hereby tenders to First Technology Acquisition Corp., an Indiana corporation and an indirect, wholly owned subsidiary of First Technology PLC, an English public limited company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 26, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.
 Number of Shares: ____________________________
 Certificate No(s). (if available): _________________

 If Share(s) will be tendered by book-entry transfer, check the box.

     / / The Depository Trust Company
 Account Number: _______________________________
 Date: ________________  Area Code and Telephone Number(s): ________________
 Name(s) of Record Holder(s): _____  Signature(s): ____________________________

                               (Please Print)
 Address(es): _________________________________________________________________

                                                            (Zip Code)

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member at the Securities Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary at one of its addresses set forth above (i) the certificates representing all tendered Shares, in proper form for transfer, or a Book Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to such Shares, together with the properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with all required signature guarantees, or, (ii) in the case of a book-entry transfer of Shares, an Agent's Message (as defined in Section 2 of the Offer to Purchase), and all other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof. A NYSE trading day is any day on which the NYSE is open for business.

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Name of Firm:                                             AUTHORIZED SIGNATURE
Address:                                                        Name:
                                                        PLEASE TYPE OR PRINT
                                             Title:
                                   ZIP CODE
Area Code and
  Tel. No.:                                  Dated: , 1999
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 NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
        DELIVERY. CERTIFICATES FOR SHARES SHOULD BE DELIVERED ONLY WITH THE LETTER OF TRANSMITTAL.